Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Stacey Jurchison

PharmAthene, Inc.

Phone: (410) 269-2610

Stacey.Jurchison@PharmAthene.com

PHARMATHENE REPORTS SECOND QUARTER 2014

FINANCIAL AND OPERATIONAL RESULTS

ANNAPOLIS, MD – August 4, 2014 – PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, today reported its financial and operational results for the second quarter of 2014.

For the three months ended June 30, 2014, PharmAthene recognized revenue of approximately $3.7 million, compared to approximately $4.3 million for the corresponding period in 2013. Revenue was derived primarily from contracts with the U.S. government for the development of the Company’s biodefense product candidates. The decrease in revenue in the second quarter of 2014 reflects an overall reduction in development activity in the Company’s biodefense programs, including the de-scoping of the current SparVax® anthrax vaccine contract.

Research and development expenses in the second quarter of 2014 were approximately $2.4 million, compared to approximately $3.4 million for the corresponding period in 2013. The decrease in research and development expenses during the current period resulted primarily from reduced activity under the Company’s biodefense contracts.

Expenses associated with general and administrative functions were approximately $2.4 million in the second quarter of 2014, compared to approximately $2.3 million for the same period in 2013.

For the second quarter of 2014, PharmAthene’s net loss was $0.4 million, or $0.01 per share, compared to a net loss of $1.2 million, or $0.02 per share, for the corresponding period in 2013.

At June 30, 2014, PharmAthene had cash and cash equivalents totaling approximately $11.3 million, compared to approximately $10.5 million at December 31, 2013. U.S. government billed and unbilled accounts receivable totaled approximately $0.6 million at June 30, 2014, compared to approximately $3.6 million at December 31, 2013. The decrease in receivables in the second quarter of 2014 is a result of reduced development activity in the Company’s biodefense programs, as discussed above. The sum total of cash and cash equivalents and U.S. government accounts receivable at June 30, 2014 was approximately $11.9 million, compared to approximately $14.1 million at December 31, 2013.

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Eric I. Richman, President and Chief Executive Officer, commented, “As a result of the recent de-scoping and partial termination for convenience of our SparVax® contract, we implemented a corporate downsizing in July of 2014. The reduction in force supports our efforts to carefully manage our cash utilization while we pursue other funding opportunities for the SparVax® program, and await a ruling from the Delaware Court of Chancery regarding the current litigation with SIGA Technologies, Inc.”

About PharmAthene

PharmAthene is a leading biodefense company engaged in the development and commercialization of next generation medical countermeasures against biological and chemical threats. PharmAthene’s current biodefense portfolio includes the following product candidates:

•	SparVax® - a next generation recombinant protective antigen (rPA) anthrax vaccine
•	rBChE bioscavenger - a medical countermeasure for nerve agent poisoning by organophosphorous compounds, including nerve gases and pesticides
•	Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

In addition, in May 2013, the Delaware Supreme Court issued its ruling on the appeal in our litigation with SIGA Technologies, affirming the Court of Chancery’s finding that SIGA was liable for breach of contract, reversing its finding of promissory estoppel, and remanding the case to the Court of Chancery to reconsider the appropriate remedy and award of attorney’s fees and expert witness costs in light of the Supreme Court’s opinion. For more information about PharmAthene, please visit www.PharmAthene.com.

Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will”; “potential”; “believe”; “anticipate”; “look forward”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to potential future government contracts or grant awards; potential payments under government contracts or grants; specifically those referring to the de-scoping and partial termination of the current SparVax® anthrax vaccine contract; the outcome of the SIGA litigation; and our ability to deploy our resources. PharmAthene disclaims any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, risks associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the company's product candidates; unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the company's development programs; awards of government contracts to our competitors; unforeseen safety issues; unexpected determinations that our product candidates prove not to be effective and/or capable of being marketed as products; as well as risks detailed from time to time in PharmAthene's Annual Reports on Form 10-K and quarterly reports on Form 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission. In particular, there is significant uncertainty regarding the level and timing of sales of Tecovirimat, also known as ST 246® (formerly referred to as “Arestvyr™” and currently referred to by SIGA as “Tecovirimat”) and whether and when it will be approved by the U.S. FDA and corresponding health agencies around the world. PharmAthene cannot predict with certainty the timing, amount and profitability thereof or its ability to collect any such amounts, and there can be no assurance that any profits received from SIGA will be significant or if the Court of Chancery will award any portion of the profits to PharmAthene. In its May 2013 decision, the Delaware Supreme Court reversed the remedy ordered by the Delaware Court of Chancery and remanded the issue of a remedy back to the trial court for reconsideration in light of the Delaware Supreme Court’s opinion. As a result, there can be no assurance that the Delaware Court of Chancery will issue a remedy that provides PharmAthene with a financial interest in Tecovirimat and related products or any remedy. In addition, significant additional research work, non-clinical animal studies, clinical trial, and manufacturing development work remains to be done with respect to PharmAthene’s product candidates. At this point, there can be no assurance that any of these product candidates will be shown to be safe and effective and approved by regulatory authorities for use in humans. Copies of PharmAthene's public disclosure filings are available from its investor relations department and its website under the investor relations tab at www.pharmathene.com.

Tables Follow

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PHARMATHENE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$11,265,082	$10,480,979
Billed accounts receivable	-	1,427,113
Unbilled accounts receivable	617,396	2,199,525
Prepaid expenses and other current assets	550,979	231,491
Total current assets	12,433,457	14,339,108

Property and equipment, net	386,541	386,068
Other long-term assets and deferred costs	55,032	65,660
Goodwill	2,348,453	2,348,453
Total assets	$15,223,483	$17,139,289

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$437,382	$1,128,172
Accrued expenses and other liabilities	1,393,856	3,182,687
Deferred revenue	-	341,723
Current portion of long-term debt	999,996	999,996
Current portion of derivative instruments	4	51,663
Short-term debt	-	1,091,740
Total current liabilities	2,831,238	6,795,981

Other long-term liabilities	572,854	588,745
Long-term debt, less current portion	239,738	730,279
Derivative instruments, less current portion	715,041	1,688,572
Total liabilities	4,358,871	9,803,577

Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 55,525,710 and 52,304,246 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	5,553	5,230
Additional paid-in-capital	224,104,547	217,877,117
Accumulated other comprehensive loss	(220,003)	(218,710)
Accumulated deficit	(213,025,485)	(210,327,925)
Total stockholders' equity	10,864,612	7,335,712
Total liabilities and stockholders' equity	$15,223,483	$17,139,289

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

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  PHARMATHENE, INC.

  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Contract revenue	$3,658,933	$4,295,400	$7,401,458	$10,770,538

Operating expenses:
Research and development	2,372,687	3,402,545	5,799,687	8,636,020
General and administrative	2,419,909	2,332,730	5,097,361	4,612,525
Depreciation	36,208	41,854	76,147	94,456
Total operating expenses	4,828,804	5,777,129	10,973,195	13,343,001

Loss from operations	$(1,169,871)	$(1,481,729)	$(3,571,737)	$(2,572,463)
Other income (expense):
Interest income	676	1,656	682	2,439
Interest expense	(57,230)	(100,027)	(127,108)	(199,818)
Change in fair value of derivative instruments	782,549	352,824	1,025,190	(552,953)
Other income (expense)	(1,912)	2,110	(1,550)	(4,013)
Total other income (expense)	724,083	256,563	897,214	(754,345)

Net loss before income taxes	(445,788)	(1,225,166)	(2,674,523)	(3,326,808)
Income tax (provision) benefit	6,668	(11,206)	(23,037)	(20,949)
Net loss	$(439,120)	$(1,236,372)	$(2,697,560)	$(3,347,757)

Basic and diluted net loss per share	$(0.01)	$(0.02)	$(0.05)	$(0.07)
Weighted average shares used in calculation of basic and diluted net loss per share	54,670,870	49,749,167	53,861,988	49,058,014

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

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